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                                                                   Exhibit 10.18


                      EXECUTIVE DEFERRED COMPENSATION PLAN
                                       OF
                             U.S. TRUST CORPORATION

                 AS AMENDED AND RESTATED EFFECTIVE JULY 1, 1997
                                      -----


1.       PURPOSE

         This document sets forth the Executive Deferred Compensation Plan of U.S. Trust Corporation, as amended and restated effective July 1, 1997. The provisions of the Plan as so amended and restated shall apply only to those participants whose Termination of Employment (as hereinafter defined) occurs after June 30, 1997. The rights of all former participants whose Termination of Employment occurred on or prior to that date shall be governed solely by the provisions of the Prior Plan (as hereinafter defined).

         The purpose of the Plan is to provide Eligible Officers of the Corporation with an opportunity to defer payment of certain portions of their compensation, at their election, in accordance with the provisions herein set forth.

         The Plan is intended to constitute an unfunded plan of deferred compensation for a "select group of management or highly compensated employees" within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

2.       DEFINITIONS

         As used herein, the following terms shall have the following meanings:

         "ACCOUNT" shall mean the account established and maintained for a Participant pursuant to Section 6.

         "AFFILIATED COMPANIES" shall mean United States Trust Company of New York and each other direct or indirect subsidiary of the Corporation.

         "AWARD" shall mean any award made to a Participant after July 1, 1997 under the Executive Incentive Plan of U.S. Trust Corporation or under the 1995 Annual Incentive Plan of U.S. Trust Corporation.
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         "BENEFICIARY" shall mean the person or persons designated by a
Participant in accordance with Section 7 to receive any amount payable under the Plan by reason of his or her death.

         "BOARD OF DIRECTORS" shall mean the Board of Directors of the Corporation.

         "CHANGE IN CONTROL" shall mean that any of the following has occurred:

                   (i) 20% or more of the common shares of the Corporation has been acquired by any person (as defined by Section 3(a)(9) of the Securities Exchange Act of 1934) other than directly from the Corporation;

                  (ii) there has been a merger or equivalent combination after which 49% or more of the voting shares of the surviving corporation is held by persons other than former shareholders of the Corporation; or

                  (iii) 20% or more of the directors elected by shareholders to the Board of Directors are persons who were not nominated by the Board of Directors or the Executive Committee of the Board of Directors in the most recent proxy statement of the Corporation;

provided, however, that notwithstanding anything in the Plan to the contrary no Change in Control shall be deemed to have occurred, and no right to receive any amount that becomes payable upon a Change in Control as provided in Section 8 shall exist, to the extent that the Board of Directors so directs by resolution adopted prior to the Change in Control, or not later than 45 days after the Change in Control if the percentage of the Corporation's common shares acquired or directors elected under clauses (i) or (iii) of the foregoing definition of Change in Control shall be at least 20% but less than 25%. Any resolution of the Board of Directors adopted in accordance with the provisions of this definition directing that a Change in Control shall be deemed not to have occurred for purposes of this Plan may be rescinded or countermanded at any time with or without retroactive effect.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         "COMMITTEE" shall mean the Compensation and Benefits Committee of the Board of Directors.

         "CORPORATION" shall mean U.S. Trust Corporation.

         "ELIGIBLE COMPENSATION" shall mean, with respect to any Eligible Officer for any Plan Year beginning on or after January 1, 1998, (i) the portion of any Award that becomes payable in cash to the Eligible Officer during such year as reduced by the sum of (A) the amount of any


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ESOP Contribution to be made to the 401(k) Plan on behalf of the Eligible
Officer with respect to such Award, and (B) any amount that is contributed to the 401(k) Plan on the Eligible Officer's behalf with respect to such Award pursuant to the Eligible Officer's election under the applicable provisions of the 401(k) Plan; (ii) the portion of any commissions (including any "trail" commissions and any commission "overrides") that is payable in cash to the Eligible Officer during such year (but, in the case of any amount payable during such year with respect to commissions that were earned prior to the start of such year, only to the extent of such of those commissions as were earned after the date on which the Eligible Officer filed his or her deferral election for such year under Section 3), exclusive of (A) the amount of any such commissions that are included in the Eligible Officer's base compensation for any Plan Year pursuant to the Eligible Officer's election, and (B) the amount by which any such commissions are reduced with respect to any ESOP Contribution made to the 401(k) Plan on behalf of the Eligible Officer; and (iii) the portion of any bonus or incentive payments that is payable in cash to the Eligible Officer pursuant to any employment agreement between the Eligible Officer and the Corporation or any of its Affiliated Companies, to the extent earned during such year, regardless of the year in which such bonus or incentive payments are payable.

         "ELIGIBLE OFFICER" shall mean, with respect to any Plan Year beginning on or after January 1, 1998, any officer of the Corporation or any of its Affiliated Companies at or above the rank of Vice President, who, for the immediately preceding Plan Year, had total compensation in excess of $160,000. For this purpose an officer's "total compensation" for any Plan Year shall mean the sum of (i) the aggregate amount reported as the officer's compensation from the Corporation and its Affiliated Companies in Form W-2 filed with respect to the officer for such year, for Federal income tax purposes; (ii) the aggregate amount of all 401(k) Contributions and ESOP Contributions made on behalf of the officer for such year under the 401(k) Plan; (iii) the aggregate amount of all salary reduction contributions made on behalf of the officer for such year under the Employees' Flexible Spending Plan of United States Trust Company of New York and Affiliated Companies; and (iv) any portion of the officer's compensation for such year that was deferred pursuant to the officer's election under Section 3. For any Plan Year beginning on or after January 1, 1998, the $160,000 amount referred to in the second preceding sentence shall be adjusted to the extent necessary for such amount to equal the amount of the limitation on annual compensation in effect for such year under section 401(a)(17) of the Code.

         "401(K) PLAN" shall mean the 401(k) Plan and ESOP of United States Trust Company of New York and Affiliated Companies.

         "PARTICIPANT" shall mean, on or after July 1, 1997, (i) any person who was a "Participant", as defined in the Prior Plan, on June 30, 1997, and whose employment with the Corporation and all of its Affiliated Companies had not terminated on or prior to that date, and (ii) any other Eligible Officer who thereafter makes an election under Section 3 to defer any portion of his or her Eligible Compensation for any Plan Year.


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         "PLAN" shall mean the Executive Deferred Compensation Plan of U.S.
Trust Corporation, as set forth herein and as amended from time to time.

         "PLAN YEAR" shall mean the calendar year.

         "PRIOR PLAN" shall mean the Executive Deferred Compensation Plan of U.S. Trust Corporation, as in effect from time to time prior to July 1, 1997.

         "RETIREMENT" shall mean a Participant's Termination of Employment for any reason other than death if, as of the date of the Participant's Termination of Employment, (i) the Participant has attained age 65 or (ii) the sum of Participant's age and the number of his or her "Years of Service", as defined in the 401(k) Plan, is at least equal to 80. In addition, in the case of any Participant who becomes entitled to receive benefit payments under the long-term disability plan maintained by the Corporation or any of its Affiliated Companies and who continues to receive payments under such plan throughout the entire period ending on the date on which the Participant first meets the age, or the age and service, requirements set forth in clause (i) or (ii) above, such Participant shall be treated, for purposes of the Plan, as having terminated employment with the Corporation and all of its Affiliated Companies as a result of Retirement, on the first day of the month following the date on which the Participant first meets such requirements. In applying clause (ii) above for this purpose, the Participant's "Years of Service" shall include the number of calendar years (or part thereof) during which the Participant has received benefits payments under such long-term disability plan.

         "TERMINATION OF EMPLOYMENT" shall mean the termination of a Participant's employment with the Corporation and all of its Affiliated Companies. For this purpose, a Participant who ceases active employment by reason of disability but who becomes entitled to receive benefit payments under the long-term disability plan maintained by the Corporation or any of its Affiliated Companies shall be treated as continuing to be employed with the Corporation and its Affiliated Companies until the earlier of (i) the date as of which he or she ceases to receive benefit payments under such plan, or (ii) the date as of which he or she is treated as having terminated employment as a result of Retirement.

3.       DEFERRAL OF ELIGIBLE COMPENSATION

         With respect to each Plan Year, an Eligible Officer may elect to have payment of any part or all of his or her Eligible Compensation for such year deferred, and to have payment of such portion made under the terms of this Plan. Any such election shall be made in accordance with the following rules:

         (a) A deferral election shall be made in writing, on a form provided by the Committee for such purpose.


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         (b) In the election form, the Eligible Officer shall specify, by amount or percentage (which must be an even multiple of 5%), the portion of his or her Eligible Compensation the Eligible Officer wishes to defer. The amount so deferred is hereinafter referred to as the Eligible Officer's "Deferred Amount".

         (c) An Eligible Officer's election to defer Eligible Compensation for any Plan Year shall be filed with the Committee by no later than December 15 of the preceding Plan Year, or by such other date during the preceding year as the Committee may determine in its discretion, subject, however, to the limitation in paragraph (e)(iii) below.

         (d) Any deferral election made by an Eligible Officer with respect to his or her Eligible Compensation for a Plan Year shall be irrevocable.

         (e) Notwithstanding any other provision herein to the contrary, a deferral election otherwise permitted to be made hereunder shall be subject to the following requirements:

                  (i) no amount may be deferred pursuant to an Eligible Officer's election unless such amount equals or exceeds $1,000;

                  (ii) no portion of an Eligible Officer's Eligible Compensation may be deferred hereunder to the extent that any tax is required to be withheld from such portion pursuant to applicable federal, state or local law;

                  (iii) no portion of an Eligible Officer's Eligible Compensation may be deferred hereunder to the extent that such portion has been earned prior to the date on which the Eligible Officer's election to defer such portion has been filed with the Committee; and

                  (iv) no amount may be deferred pursuant to an Eligible Officer's election hereunder for a period of 12 months following the Eligible Officer's receipt of a hardship withdrawal under Section 10.1 of the 401(k) Plan.

4.       ACCOUNTS

         For each Participant, there shall be established and maintained on the books and records of the Corporation, for bookkeeping purposes only, a separate Account to reflect the Participant's interest under the Plan. The Account so established shall be maintained in accordance with the following provisions:

         (a) As of July 1, 1997, the Lump Sum Payment Account and the Installment Payment Account maintained for any Participant pursuant to Section 6 of the Prior Plan shall be combined into, and shall thereafter be maintained as, a single Account for such Participant. The balance of such combined Account as of July 1, 1997 shall be equal to the balances of the Lump Sum


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Payment Account and the Installment Payment Account maintained for the
Participant under the Prior Plan, determined as of the close of business on June 30, 1997.

         (b) A Participant's Account shall be credited with the Deferred Amount that the Participant has specified in his or her election under Section 3(b) for any Plan Year. Such amount shall be so credited to the Participant's Account as of the first business day of the calendar month following the month in which the amount in question would have been paid to the Participant had the Participant not elected under Section 3 to have payment of such amount deferred under this Plan.

         (c) A Participant's Account shall be adjusted to reflect all Earnings (as defined in paragraph (a) of Section 5) and all payments made with respect to the Participant's Account pursuant to Section 6.

         (d) A Participant's interest in his or her Account shall be fully vested and nonforfeitable at all times.

5.       CREDITING OF EARNINGS

         Until payment with respect to a Participant's Account has been made in full, the Participant's Account shall be credited with Earnings in accordance with the following provisions:

         (a) As of the last day of each calendar month, each part of the balance of a Participant's Account for which a separate Earnings Crediting Option (as hereinafter defined) is in effect pursuant to the Participant's election hereunder shall be credited with an amount determined by multiplying such part of the balance of the Participant's Account by a percentage corresponding to the Applicable Rate of Return (as hereinafter defined) for such month under such Earnings Crediting Option. The amount so credited (which may be positive or negative depending on whether the Applicable Rate of Return for the month is positive or negative) is referred to herein as "Earnings".

         (b) For purposes of this Section 5, the term "Earnings Crediting Option" shall mean, as of any date of reference, any one of the following: the S&P 500 Index, the Lehman Bros. Government/Corporate Bond Index, and the IBC's Money Fund Report First Tier Average.

         Notwithstanding the foregoing, the Committee may at any time, in its sole discretion, determine (i) that any option referred to in the preceding paragraph shall cease to constitute an Earnings Crediting Option for purposes of this Plan, or (ii) that any other index or hypothetical investment fund or referenced rate of return shall constitute an Earnings Crediting Option for purposes of this Plan. Participants shall be notified in writing, at least 45 days in advance, of any change in the Plan's Earnings Crediting Options.


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         (c) The "Applicable Rate of Return" for any month shall mean (i) in the case of the S&P 500 Index, the percentage, as determined by the Committee, by which (A) the value of such Index as of the last business day of such month, as adjusted to reflect all income earned for such month on the securities included in such Index, exceeds, or is less than, (B) the value of such Index as of the last business day of the immediately preceding month, determined without taking such adjustment into account; (ii) in the case of the Lehman Bros. Government/Corporate Bond Index, the percentage, as determined by the Committee, by which the value of such Index as of the last business day of such month, exceeds, or is less than, the value of such Index as of the last business day of the immediately preceding month; (iii) in the case of the IBC's Money Fund
Report First Tier Average, the rate of return corresponding to the 7-day compounded yield for such Average, for the period ending on, or most recently prior to, the last business day of such month; and (iv) in the case of any other Earnings Crediting Option, the rate of return applicable for such month, as determined by the Committee in its sole discretion.

         (d) A Participant may make elections with respect to the Earnings Crediting Options that are to apply with respect to his or her Account in accordance with the following rules:

                  (i) a Participant may elect to have any part or all of the balance of such Account credited with Earnings under any Earnings Crediting Option available under the Plan at the time of his or her election.

                 (ii) in the case of any Participant for whom an Account or Accounts were being maintained on June 30, 1997 pursuant to the provisions of the Prior Plan, the Earnings Crediting Options in effect with respect to the Participant's Account or Accounts on such date shall continue to apply with respect to the Account maintained for the Participant hereunder on and after July 1, 1997 (and shall apply to all additional amounts credited to such Account pursuant to any elections made by the Participant under Section 3 with respect to any subsequent Plan Years) until the Participant changes his or her election as to the Earnings Crediting Options for his or her Account in accordance with clause (v) below.

                (iii) each Eligible Officer who becomes a Participant at any time after July 1, 1997 shall make an initial election as to the Earnings Crediting Options that are to apply with respect to his or her Account at the time the Participant first makes a deferral election under Section 3. Such election shall be made in the election form in which the Participant makes his or her deferral election under Section
         3. In such election form, the Participant shall specify, by percentages (which must be even multiples of 5%), the respective parts of the balance of his or her Account that are to be credited with Earnings under each of the Earnings Crediting Options designated by the Participant in such form. If a Participant has failed to make a timely election as to the Earnings Crediting Options that are to apply to his or her Account prior to the date as of which an amount is first credited to such Account, the Participant shall be deemed to have selected the IBC's


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         Money Fund Report First Tier Average as the Earnings Crediting Option
         to apply to the entire balance of such Account.

                 (iv) The Earnings Crediting Options selected (or deemed to have been selected) by a Participant with respect to his or her Account under clause (iii) above shall remain in effect for such Account (and shall apply to all additional amounts credited to such Account pursuant to any elections made by the Participant under Section 3 with respect to any subsequent Plan Years) until the Participant changes his or her election as to the Earnings Crediting Options for his or her Account in accordance with clause (v) below.

                  (v) A Participant may change the Earnings Crediting Options that are to apply with respect to the balance of his or her Account, or with respect to any Deferred Amount to be credited to such Account for any Plan Year pursuant to the Participant's election under Section 3, by making a new election hereunder with respect to the balance of such Account, or with respect to such Deferred Amount. Any such new election shall be made in writing, on a form which is provided by the Committee for such purpose and which the Participant files with the Committee. In such form, the Participant shall specify, in the same manner as described in clause (iii) above, the respective parts of the balance of such Account, or portions of such Deferred Amount, that are to be credited with Earnings under each of the Earnings Crediting Options designated by the Participant in such form. Any new election made by a Participant hereunder with respect to the balance of his or her Account shall become effective as of the first day of the calendar month following the date on which such election is filed with the Committee, provided that it is so filed at least 15 days prior to such first day. Any new election made by Participant hereunder with respect to a Deferred Amount to be credited to such Account for any Plan Year shall be effective as of the date such Deferred Amount is credited to such Account under Section 4(b). The Earnings Crediting Options selected by the Participant in such new election shall remain in effect with respect to the Participant's Account until the Participant again changes his or her election with respect to such Account in accordance with this clause (v).

         (e) If payment with respect to a Participant's Account is to be made in form of annual installments, such Account shall continue to be credited with Earnings in accordance with the provisions of this Section 5 until all payments required to be made with respect to such Account have been made. For this purpose, any such payments with respect to a Participant's Account shall be deemed to have been made pro rata from the respective portions of the balance of such Account that are subject to separate Earnings Crediting Options.

6.       PAYMENT OF ACCOUNT BALANCES

         Payment with respect to a Participant's Account shall be made in accordance with the following provisions:


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         (a) A Participant's Account shall become payable upon the Participant's
Termination of Employment for any reason.

         (b) Unless at the time a Participant's Account becomes payable there is in effect for the Participant an election under (c) below, payment with respect to such Account shall be made in the form of a single lump sum cash payment. Such payment shall be made to the Participant or, if the Participant's Account becomes payable by reason of his or her death, to the Participant's Beneficiary. Payment shall be made on the last business day of March of the Plan Year following the year in which the Participant's Termination of Employment occurs. The amount so payable shall be equal to the balance of the Participant's Account determined as of the last day of February.

         (c) A Participant may elect to have payment with respect to the balance of his or her Account, or with respect to any percentage of such balance (which must be an even multiple of 10%) as the Participant specifies in such election, made to the Participant, or in the event of the Participant's death, to his or her Beneficiary, in the form of a series of 10 annual installments, payable in the manner described in Section 6(d), if the Participant's Account becomes payable as a result of the Participant's Retirement, or as a result of the Participant's death while he or she is still employed with the Corporation or any of its Affiliated Companies but after the Participant has met the age, or the age and service, requirements for eligibility for Retirement stated in the definition of such term contained in Section 2. An election under this Section 6(c) shall be made in writing, on a form that is provided by the Committee for such purpose and that is filed by the Participant with the Committee at least one year prior to the date on which the Participant's Termination of Employment occurs. Any election so made may be revoked, and a new election may be made hereunder after such revocation. Any such revocation or new election shall be made in the same manner, and by the same date, as described in the second preceding sentence. No election or revocation of an election made hereunder shall be given effect unless it is made within the time prescribed herein.

         (d) If a Participant's Account becomes payable in the form of a series of 10 annual installments pursuant to the Participant's election under Section 6(c), such payments shall be made in accordance with the following provisions:

                    (i) the first such installment payment shall be made on the last business day of March of the Plan Year following the year in which the Participant's Termination of Employment occurs, and the remaining installment payments shall be made on the last business day of March of each succeeding Plan Year.

                   (ii) the amount of each such installment payment shall be determined by dividing (A) the balance of the Participant's Account determined as of the last day of the Plan Year preceding the year in which such payment is to be made, by (B) the number of installment payments remaining to be made. The last such installment payment shall


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         include Earnings credited to the Account for the month preceding the month in which such payment is made.

                  (iii) if the Participant should die before receiving all installment payments required to be made with respect to his or her Account, any installment payments remaining to be made at the date of the Participant's death shall be made to the Participant's Beneficiary in the same form, at the same times, and in the same amounts, as such payments would have been made to the Participant (A) if he or she had not died, and (B), in the case of installment payments required to be made to a Beneficiary due to the death of a Participant occurring before the Participant had received any such payments, if the Participant's employment had terminated as a result of Retirement on the date of his or her death.

         (e) Notwithstanding any previous provision in this Section 6 to the contrary, payments with respect to a Participant's Account shall be subject to the following special rules:

                    (i) in the case of any Participant for whom an election under Section 8(e) of the Prior Plan was in effect on June 30, 1997 to have payment with respect to his or her Account made in the form of 15 annual installments, payment with respect to such Participant's Account upon his or her Retirement shall be made in the manner provided under
         Section 8(e) of the Prior Plan; and interest shall be credited to the unpaid balance of such Participant's Account in the manner provided under Section 7(e) of the Prior Plan, in lieu of any Earnings credited to such balance pursuant to Section 5 hereof.

                   (ii) in the case of any Participant for whom an Installment Payment Account was being maintained as of June 30, 1997 pursuant to
         Section 6 of the Prior Plan, and whose Termination of Employment occurs after that date but prior to July 1, 1998 as a result of the Participant's Retirement, or as a result of the Participant's death while he or she is still employed with the Corporation or any of its Affiliated Companies but after the Participant has met the age, or the age and service, requirements for eligibility for Retirement stated in the definition of such term contained in Section 2, payment in the form of 10 annual installments, in the manner described in Section 6(d), shall be made with respect to the portion of the Participant's Account balance determined by multiplying the Participant's Account balance by a fraction the numerator of which is the balance of the Participant's Installment Payment Account as of June 30, 1997, and the denominator of which is the sum of such balance and the balance, as of June 30, 1997, of the Lump Sum Payment Account (if any) maintained for the Participant under Section 6 of the Prior Plan. Payment with respect to the remaining portion (if any) of such Participant's Account balance shall be made in the form of a lump sum cash payment as provided in Section 6(b). Notwithstanding the foregoing, the provisions of this clause (ii) shall not apply if at the time of such Participant's Termination of Employment there is in effect for the Participant an election under
         Section 6(c).


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                  (iii) upon the occurrence of a Change in Control, the balance of each Participant's Account shall become immediately due and payable. Payment with respect to such balance shall be made to the Participant or, if the Participant has died, to his or her Beneficiary, in the form of a single lump sum cash payment. Payment shall be made as soon as practicable after the occurrence of such Change in Control. The amount so payable shall be equal to the balance of the Participant's Account determined as of the last day of the month preceding the month in which payment is made.

         (f) Notwithstanding any other provision in this Section 6 to the contrary, payment with respect to any part or all of the Participant's Account balance may be made to the Participant or, if applicable, the Participant's Beneficiary, on any date earlier than the date on which such payment is to be made pursuant to such other provisions of this Section 6 if (i) the Participant, or his or her Beneficiary, requests such early payment and (ii) the Committee, in its sole discretion, determines that such early payment is necessary to help the Participant, or his or her Beneficiary, meet an "unforeseeable emergency" within the meaning of Section 1.457-2(h)(4) of the federal income tax regulations. The amount that may be so paid may not exceed the amount necessary to meet such emergency.

         (g) There shall be deducted from the amount of any payment otherwise required to be made under the Plan all Federal, state and local taxes required by law to be withheld with respect to such payment.

7.       DESIGNATION AND CHANGE OF BENEFICIARY

         Each Participant shall file with the Committee a written designation of one or more persons as the Beneficiary who shall be entitled to receive any amount payable under the Plan by reason of his or her or her death. A Participant may, from time to time, revoke or change his or her Beneficiary designation without the consent of any previously designated Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt. If at the date of a Participant's death, there is no designation of a Beneficiary in effect for the Participant pursuant to the provisions of this Section 7, or if no Beneficiary designated by the Participant in accordance with the provisions hereof survives to receive any amount payable under the Plan by reason of the Participant's death, the Participant's estate shall be treated as the Participant's Beneficiary for purposes of the Plan.

8.       PAYMENTS TO PERSONS OTHER THAN PARTICIPANTS

         If the Committee shall find that any Participant or Beneficiary to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness, accident or legal


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incapacity, then, if the Committee so directs, such amount may be paid to such
Participant's or Beneficiary's spouse, child or other relative, an institution maintaining or having custody of such person, or any person deemed by the Committee to be a proper recipient on behalf of such Participant, unless a prior claim therefor has been made by a duly appointed legal representative of the Participant or Beneficiary.

         Any payment made under this Section 8 shall be a complete discharge of the liability of the Corporation with respect to such payment.

9.       RIGHTS OF PARTICIPANTS

         A Participant's rights and interests under the Plan shall be subject to the following provisions:

         (a) A Participant shall have the status of a general unsecured creditor of the Corporation with respect to his or her right to receive any payment under the Plan. The Plan shall constitute a mere promise by the Corporation to make payments in the future of the benefits provided for herein. It is intended that the arrangements reflected in this Plan be treated as unfunded for tax purposes, as well as for purposes of Title I of ERISA.

         (b) The Corporation may, but shall not be required to, purchase a life insurance policy or policies, to assist it in funding any of its payment obligations under the Plan. If any policy is so purchased, it shall, at all times, remain subject to the claims of the Corporation's creditors. No Participant or Beneficiary shall have any interest in, or rights with respect to, such policy.

         (c) A Participant's rights to payments under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or his or her Beneficiary.

         (d) Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employment of the Corporation or any of its Affiliated Companies.

10.      ADMINISTRATION

         The Plan shall be administered by the Committee. A majority of the members of the Committee shall constitute a quorum. The Committee may act at a meeting, including a telephone meeting, by action of a majority of the members present, or without a meeting by unanimous written consent. In addition to the responsibilities and powers assigned to the Committee elsewhere in the Plan, the Committee shall have the authority, in its discretion, to establish from time to time guidelines or regulations for the administration of the Plan, interpret the Plan, and make all determinations considered necessary or advisable for the administration of the Plan.


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The Committee may delegate any ministerial or nondiscretionary function pertaining to the administration of the Plan to any one or more officers of the Corporation. All decisions, actions or interpretations of the Committee under the Plan shall be final, conclusive and binding upon all parties.

         No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Corporation shall indemnify and hold harmless each member of the Committee, and each employee, officer, director or trustee of the Corporation or any of its Affiliated Companies to whom any duty or power relating to the administration or interpretation of the Plan may be delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board of Directors) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith.

11.      AMENDMENT OR TERMINATION

         The Board of Directors may, with prospective or retroactive effect, amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, that no amendment of the Plan shall deprive any Participant of any rights to receive payment of any amounts due him or her under the terms of the Plan as in effect prior to such amendment without his or her written consent.

         Any amendment that the Board of Directors would be permitted to make pursuant to the preceding paragraph may also be made by the Committee where appropriate to facilitate the administration, management or interpretation of the Plan or to comply with applicable law or any applicable rules and regulations of governing authorities provided that the cost of the Plan to the Corporation is not materially increased by such amendment.

         Notwithstanding any other provision in this Plan to the contrary, the Committee may terminate any Participant's participation in the Plan, and direct that an immediate payment be made with respect to the balance of the Participant's Account, if the Committee, in its sole discretion, determines that such termination of participation and payment are necessary in order to preserve the Plan's status as a plan of deferred compensation "for a select group of management or highly compensated employees" within the meaning of the applicable provisions of ERISA.

12.      SUCCESSOR CORPORATION

         The obligations of the Corporation under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of


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the Corporation, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Corporation. The Corporation agrees that it will make appropriate provision for the preservation of Participants' rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

13.      GOVERNING LAW

         The provisions of the Plan shall be governed by and construed in accordance with the laws of the State of New York.


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